UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2026

Silver Bow Mining Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43242	98-1858068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 Idaho Street Butte, Montana	59701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 406-718-7593

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Shares, no par value	SBMT	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 21, 2026, Silver Bow Mining Corp. (the “Company”) entered into an asset purchase agreement (the “APA”) with and among Silver Bow Tunnels Corp., a Montana corporation and wholly-owned subsidiary of the Company (“SBTC”), Montana Goldfields, Inc., a Delaware corporation (“MTGF”) and Montana Tunnels Mining, Inc., a Delaware corporation and wholly-owned subsidiary of MTGF (“MTMI”). Pursuant to the APA, SBTC will acquire (the “Acquisition”) certain of the assets of MTMI related to certain assets and rights comprising the Montana Tunnels Mine located in Jefferson County, Montana (the “Montana Tunnels Mine”) and the Diamond Hill Mill (the “Diamond Hill Mill”), including all related mineral and real property interests, improvements, tangible personal property, water rights and permits, books and records, intellectual property and other assets as described in the APA and the schedules thereto (the “Purchased Assets”).

Under the terms of the APA, SBTC will acquire ownership of the Purchased Assets, free and clear of liens and encumbrances, except certain permitted encumbrances as set forth in the APA. The APA provides a staged transaction structure, including a first closing (the “First Closing”) and a subsequent final closing (the “Final Closing”), in each case following satisfaction or waiver of the applicable closing conditions.

The Acquisition is being conducted through a Chapter 11 sale process involving MTMI, which filed for bankruptcy protection on July 27, 2026. The Acquisition is expected to proceed pursuant to Section 363 of the U.S. Bankruptcy Code and remains subject to approval by the U.S. Bankruptcy Court for the District of Montana (the “Final Order”).

In relation to the Final Order and pursuant to the APA, on August 24, 2026, the Company will fund into an escrow account approximately $28.6 million to satisfy specified creditors associated with the Purchased Assets (the “Escrowed Funds”), including approximately $4.27 million to satisfy amounts owing to Jefferson County and approximately $20.8 million to satisfy specified obligations owing to the Montana Department of Environmental Quality (“Montana DEQ”). The Escrowed Funds will be either (i) released upon issuance of the Final Order at the First Closing to satisfy the specified creditors, or (ii) released back to the Company if the Final Order has not been issued by September 30, 2026.

The First Closing will occur immediately following the issuance of the Final Order. At the First Closing, the Escrowed Funds will be released to the specified creditors with any amounts funded into escrow that exceed the amounts necessary to satisfy the specified creditors being released to MTGF (the payment of such creditors and release of excess cash, if any, the “Cash Payment”). In consideration for the Cash Payment, MTGF will issue to the Company a senior secured promissory note, in the form of Exhibit G to the APA (the “Note”), and enter into related general security agreement, in the form of Exhibit H to the APA, a guaranty and pledge agreement, in the form of Exhibit I to the APA and a mortgage, security agreement and fixture financing statement, in the form of Exhibit J to the APA, securing the Note against the Purchased Assets. The Note does not bear any interest (except with respect to any principal amount not paid at the maturity date, which will bear interest at a rate of 10% per annum) and, if not extinguished at the Final Closing as set forth below, will mature upon the earlier to occur of (i) any event of default (subject to applicable cure periods), (ii) termination of the APA by the Company due to a material breach by MTGF that remains uncured after written notice and a 30 day cure period, or (iii) 5:00 p.m. Denver Time on November 30, 2026.

The Final Closing will occur upon satisfaction of the remaining closing conditions, including, but not limited to, receipt of all necessary governmental approvals, approval of the shareholders of the Company of the issuance of the contingent value rights and the underlying common shares and approval of the NYSE American of the supplemental listing of the underlying common shares.

At the Final Closing, MTMI will sell, transfer and assign to SBTC the Purchased Assets pursuant to an assignment and assumption agreement, in the form of Exhibit A to the APA, a bill of sale, in the form of Exhibit B to the APA, a mining claim quitclaim deed, in the form of Exhibit C to the APA, a special warranty deed, in the form of Exhibit D to the APA, a water rights quitclaim deed, in the form of Exhibit E to the APA, and an intellectual property purchase agreement, in the form of Exhibit F to the APA.

In consideration for the sale, transfer and assignment of the Purchased Assets, the Company will (i) extinguish its previously issued $1 million secured note (the “Prior Note”) with MTGF and the Note, each as satisfied in full with the principal amounts of the Prior Note and the Note being credited as part of the purchase price for the Purchased Assets, (ii) issue to MTGF 3,500,000 contingent value rights (“Final Closing CVRs”), each of which is convertible into one common share of Silver Bow Mining 180 days following the Final Closing, subject to anti-dilution adjustments and certain terms and limitations as set forth in the Final Closing CVR terms, (iii) issue to MTGF 11,500,000 additional deferred compensation CVRs, representing potential future consideration contingent on future contingent milestones (the “Deferred Compensation CVRs” and together with the Final Closing CVRs, the “CVRs”), including potential M-Pit exploration, development and commercial production, (iv) execute and deliver the toll milling agreement, in the form of Exhibit L to the APA (the “Toll Milling Agreement”), (v) execute and deliver the net smelter royalty agreement, in the form of Exhibit M to the APA (the “NSR”), (vi) execute and deliver the net profits interest agreement for the tailings at Montana Tunnels Mine, in the form of Exhibit N to the APA (the “Tailings NPI”) and (vii) execute and deliver the net profits interests for placer mining on Clancy Creek at the Montana Tunnels Mine, in the form of Exhibit O to the APA (the “Clancy Creek NPI”).

6,250,000 of the Deferred Compensation CVRs will convert into 6,250,000 common shares of the Company (subject to anti-dilution adjustments) upon the earlier of (A) a positive construction decision on the M-Pit Expansion or (B) nine months following completion of an M-Pit feasibility study (the “M-Pit Feasibility Study”) which has positive economics for the project. The remaining 5,250,000 Deferred Compensation CVRs will convert into 5,250,000 common shares of the Company (subject to anti-dilution adjustments) upon the earlier of (i) the achievement of a specified M-Pit commercial production milestone or (ii) 36 months following a positive construction decision on the M-Pit Expansion, provided that such date will be automatically extended on a day-by-day basis for any delay in construction, permitting or production, directly or indirectly, caused by delays (i) in obtaining necessary permitting or regulatory approvals, including, but not limited to, all environmental permits and approvals from Montana DEQ, (ii) in obtaining acceptance by the Montana DEQ (or any other applicable regulatory authority) of a qualified Engineer of Record for any tailings storage facility or tailings dam associated with the Montana Tunnels Mine, as required under Montana Code Annotated (“MCA”) § 82-4-375 and MCA § 82-4-376, including any related review, certification, independence, or qualification requirements, (iii) due to the occurrence of a force majeure event, (iv) caused by the suspension of mining activities in the United States or in the State of Montana or (v) due to the entry of any court or governmental order preventing construction, permitting or production at the Montana Tunnels Mine.

The CVRs will be governed by a contingent value rights agreement, in the form of Exhibit K to the APA (the “CVR Agreement”), by and between the Company, MTGF and Odyssey Trust Company, acting as the rights agent for the CVRs (the “Rights Agent”). Pursuant to the CVR Agreement, the CVRs will be subject to certain eligibility and transfer restrictions, including restrictions intended to prevent persons who are ineligible under MCA §82-4-360 from converting CVRs into common shares of the Company (a “Bad Actor”). MCA § 82-4-360 limits the ability of certain persons to engage in hard-rock mining or exploration activities in Montana. No CVRs that are held by a Bad Actor on the relevant conversion date will be permitted to convert into common shares of the Company and instead will continue to exist for a period of five years from such conversion date with the right to convert into common shares of the Company upon the transfer of such CVRs to a qualified investor that is not a Bad Actor; if such CVRs are not transferred to a qualified investor that is not a Bad Actor by the end of the five-year period then they will be immediately forfeited back to the Company upon payment of a price of $0.01 per common share underlying each CVR forfeited. The CVRs do not grant the holder thereof any right to vote in matters presented to the shareholders of the Company, including, but not limited to, the election of directors, or any other rights held by a shareholder of the Company.

At the Final Closing, SBTC will enter into the NSR with MTGF, granting MTGF a two percent net smelter return royalty on all minerals produced and sold from lode mining at the Montana Tunnels Mine and the Purchased Assets (excluding production from tailings reprocessing at the Montana Tunnels Mine site or placer mining at the Clancy Creek Project), calculated in accordance with standard industry practices for net smelter returns (net of customary smelting, refining, transportation, and insurance costs). The NSR will be payable by SBTC to MTGF quarterly within 45 days following the end of each calendar quarter following the start of commercial production, accompanied by a statement detailing the amount of minerals sold during the relevant quarter, the price received and the calculation of the NSR. SBTC will have a one-time right exercisable in its sole discretion to purchase and permanently extinguish the entire NSR for a total cash payment to MTGF of $10,000,000 (the “Buydown Price”), which right may be exercised by SBTC at any time prior to commercial production. One-half of the Buydown Price ($5,000,000) will automatically expire and be of no further force or effect if SBTC has not completed and delivered an M-Pit Feasibility Study prior to nine months following the Final Closing (as extended by certain events set forth in the NSR). The remaining one-half of the Buydown Price will automatically expire and be of no further force or effect if SBTC has not made a positive internal construction decision to proceed with construction of the M-Pit Expansion within nine months of the receipt of the M-Pit Feasibility Study that has positive economics. SBTC will have a right of first refusal on any transfer, sale or assignment of the NSR or any portion thereof.

At the Final Closing, SBTC will enter into the Toll Milling Agreement with MTGF for the processing of ores produced from the Diamond Hill Mine and Golden Dream Project (the “Toll Ore”). The toll milling fee will be equal to SBTC’s direct operating costs plus tailings handling and disposal costs plus a proportionate share of amortized tailings capital costs, plus a 15% markup. The Toll Milling Agreement will provide MTGF the right to have up to 7,019 tons of ore processed per week (up to 365,000 tons of ore processed per year) at the Diamond Hill Mill from MTGF’s projects, with the actual timing for such processing during the course of mill operations on any given week being determined by SBTC. MTGF will have the right to use the gravity circuit for processing ores from waste dumps sourced from Diamond Hill Mine and Golden Dream Project within twelve months of Final Closing. MTGF or its operating subsidiary must have (and maintain) all necessary governmental authorizations for mining and extraction of Toll Ore and waste dumps from the Diamond Hill Mine and Golden Dream Project and shipment to the Diamond Hill Mill, and must be (and its principals must be) in good standing with the State of Montana. SBTC’s obligation to process Toll Ore under the Toll Milling Agreement is conditioned upon the Diamond Hill Mill achieving “Fully Operational” status. “Fully Operational” status requires, among other things, that the mill has received all necessary governmental authorizations to operate, has been refurbished and re-commissioned, and is capable of operating safely at an average throughput of 90% of nominal design capacity. Prior to the first delivery of Toll Ore, SBTC is required to have received all governmental authorizations necessary for SBTC to operate the Diamond Hill Mill and to process such Toll Ores (including authorizations relating to the storage, handling, treatment, and disposal of tailings and other waste products generated during processing).

At the Final Closing, SBTC will enter into the Tailings NPI with MTGF granting MTGF a net profits interest in the net profits received by SBTC from any production and sales from the tailings reprocessing project at the Montana Tunnels Mine site, with 25% of net profits payable to MTGF until SBTC has realized a 1.5 times return on all capital investments in the tailings reprocessing project, increasing to 50% of net profits thereafter. MTGF will have no rights in relation to directing or managing operations on the tailings reprocessing project.

At the Final Closing, SBTC will enter into the Clancy Creek NPI with MTGF granting MTGF a net profits interest in the net profits received by SBTC from any production and sales from the placer mining project on Clancy Creek located at the Montana Tunnels Mine site, with 25% of net profits payable to MTGF until SBTC has realized a 1.5 times return on all capital investments in Clancy Creek placer mining project, increasing to 75% of net profits thereafter. MTGF will have no rights in relation to directing or managing operations at Clancy Creek. SBTC will appoint a third-party contractor to manage placer mining at Clancy Creek (the “Clancy Creek Contractor”), which Clancy Creek Contractor will meet typical industry standards for competence and due care and will be compensated at a rate typical for the industry for operations of similar size, scope and location, each to be determined in the reasonable judgment of SBTC. SBTC will appoint at least two executive officers to an oversight committee that will provide oversight management of the Clancy Creek Contractor and meet at least quarterly for such purpose (the “Oversight Committee”). MTGF will have the right to appoint one person to the Oversight Committee for observation and advisory purposes only (the “MTGF Advisor”), but such MTGF Advisor will have no rights to direct or manage operations at Clancy Creek. The MTGF Advisor will have a quarterly right to inspect the operations at Clancy Creek, subject to reasonable notice, time and manner restrictions as set forth in the Clancy Creek NPI.

Pursuant to the APA, the Company has agreed to undertake specified technical work programs associated with the Purchased Assets following the Final Closing. These include a $5 million work program directed toward completion of the M-Pit Feasibility Study and a $3 million program to advance detailed engineering and regulatory work associated with the Clancy Creek Bypass Channel.

The APA contains customary representations and warranties of MTGF, MTMI, the Company and SBTC relating to their respective businesses and certain matters related to the APA. The APA contains certain covenants providing for (i) the parties to use their reasonable efforts to cause the transactions contemplated by the APA to be consummated, (ii) MTGF and MTMI to conduct their respective business in the ordinary course of business in all material respects during the period from the date of the APA until the earlier of the Final Closing or the termination of the APA, including using commercially reasonable efforts to preserve the Purchased Assets, and (iii) the Company to hold a meeting of its shareholders to approval the issuance of the CVRs and the underlying common shares of the Company, to prepare, file and clear the proxy statement related to such meeting and to mail the proxy statement and solicit proxies for such approval by the shareholders.

The APA obligates MTGF and MTMI to abide by customary “no-shop” restrictions on their ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals.

The APA contains certain customary termination rights for both the Company and MTGF, including a right to terminate if the Acquisition is not completed by November 30, 2026. The APA further provides that, upon termination of the APA under certain specified circumstances, MTGF will be obliged to pay the Company a termination fee of $3 million. The APA contains certain customary indemnification obligations.

The foregoing summary of the material terms of the APA and the Acquisition contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the APA attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the APA has been included as Exhibit 10.1 hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the APA were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the APA; may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the APA; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the APA, which subsequent information may or may not be fully reflected in any public disclosures. Accordingly, investors should read the representations, warranties and covenants in the APA not in isolation but only in conjunction with the other information about the parties or any of their respective subsidiaries or affiliates that they include in reports, statements and other filings they make with the United States Securities and Exchange Commission and the Canadian Securities Regulators.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this report regarding the Company’s agreement under the terms of the APA to issue the CVRs at Final Closing and the contingent conversion of the CVRs into common shares of the Company is incorporated by reference herein in response to this Item 3.02. The CVRs are being issued in consideration for the purchase of the Purchased Assets pursuant to the exemption provided from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On August 24, 2026, the Company issued a press release announcing the APA and the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

10.1*	Asset Purchase Agreement dated as of August 21, 2026, by and among Montana Goldfields, Inc., Montana Tunnels Mining, Inc., Silver Bow Mining Corp. and Silver Bow Tunnels Corp.(*)(**)
99.1	Press Release dated August 24, 2026
104	Cover Page Interactive Data File––the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

(*) Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but a copy will be furnished supplementally to the SEC upon request.

(**) Certain personal information has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the proposed shareholders meeting of the Company to approve the issuance of the CVRs and the underlying common shares. In connection with the proposed shareholders meeting, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement in preliminary and definitive form. INVESTORS AND SHAREHOLDERS OF SILVER BOW MINING ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SILVER BOW MINING’S PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER APPROVAL BEING REQUESTED. Investors and shareholders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company under the “Investors” section of the Company’s website at www.silverbowmining.com/investors or by sending a request by e-mail to ir@silverbowmining.com or by mail to 1401 Idaho Street, Butte, Montana 59701, attention: Corporate Secretary.

Participants in the solicitation

The Company and certain of its respective directors and executive officers, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in connection with the proposed transaction. Information about the Company’s directors and executive officers is available in the Company’s registration statement on Form S-1/A, which was filed with the SEC on April 24, 2026. To the extent holdings of the Company’s securities by their respective directors or executive officers have changed since the amounts set forth in the Registration Statement on Form S-1/A, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the Company’s proxy statement relating to the proposed approval by shareholders, when it becomes available.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Exchange Act, and forward-looking information within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact, included in this report that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information. When used in this report or elsewhere, the words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "potential," "project," "target," "will," "could," "should," and similar expressions, or statements that certain actions, events or results "may," "could," "would," "should," "might" or "will" occur or be achieved, often, but not always, identify forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information include, but are not limited to, statements regarding the completion of the acquisition; the Chapter 11 and Section 363 process; Bankruptcy Court and other approvals; the amount and timing of the initial funding obligation; the acquisition and transfer of assets and permits; the issuance and conversion of CVRs; the toll-milling, royalty and net profits interest arrangements; the US$5 million M-Pit feasibility work program and the timing, completion and results of the M-Pit Feasibility Study; the Clancy Creek Bypass Channel program; any future construction decision, restart or production from the M-Pit; the potential suitability of the the acquired milling and flotation circuits for processing mineralization from the Company’s Rainbow Block project; potential development pathways for Rainbow Block; expected strategic benefits of the transaction and other similar statements regarding the transaction. Forward-looking statements are based on the Company’s current expectations and are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including failure to obtain Bankruptcy Court, governmental, shareholder or NYSE American approvals; failure to satisfy closing conditions; changes in the amount of obligations required to be funded; reclamation, environmental and legacy-liability costs; the status or transferability of permits; results of technical and feasibility studies; the Company’s future capital costs, operating costs, non-operating costs, and ability to raise capital on terms acceptable to the Company or at all; risks relating to the Company’s exploration activities in Montana; risks related to the Company’s mineral claims, including the validity, title and maintenance of mineral claims and property rights; risks in obtaining, maintaining or amending permits, licenses and future permitting and regulatory approvals; commodity-price fluctuations; litigation; the inherently hazardous nature of mining-related activities and other operational and environmental risks inherent in mineral exploration and mining-related activities. Additional risk factors are discussed under the headings "Forward-Looking Statements" and "Risk Factors" in the Company’s Registration Statement on Form S-1, as amended, filed with the SEC on April 24, 2026, the Company’s Canadian prospectus dated April 29, 2026, filed on SEDAR+, and in other documents filed by the Company with the SEC and Canadian securities regulatory authorities.

Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned not to place undue reliance on forward-looking statements and forward-looking information, which speak only as of the date of this report. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SILVER BOW MINING CORP.

Date: August 24, 2026	By:	/s/ C. Travis Naugle
C. Travis Naugle
Chief Executive Officer